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                                                                  EXHIBIT 99.P.1

                             CONTRIBUTION AGREEMENT



                                      among


                              MERCK HOLDINGS, INC.

                                       and

                      MERRILL LYNCH CAPITAL SERVICES, INC.


                                       and


                            READINGTON HOLDINGS, INC.



                          Dated as of August 11, 2000

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         THIS CONTRIBUTION AGREEMENT (the "Agreement"), dated as of August 11,
2000, is being executed by MERRILL LYNCH CAPITAL SERVICES, INC. ("Merrill"), a corporation organized under the laws of the State of Delaware, MERCK HOLDINGS, INC. ("Merck"), a corporation organized under the laws of the State of Delaware, and READINGTON HOLDINGS, INC. (the "Issuer"), a corporation organized under the laws of the State of New Jersey.


                                    PREAMBLE

                  WHEREAS, the equity interests in the Issuer are represented by shares of Class A Senior Stock and Class B Junior Stock (each, a "Share" and collectively, the "Shares"), and prior to the execution of this Agreement, all of the outstanding Shares of the Issuer are owned by Merck; and

                  WHEREAS, Merck owns certain dividend receipts which are listed on Schedule A attached hereto (the "Merck Receipts") and Merrill owns certain dividend receipts which are listed on Schedule B attached hereto (the "Merrill Receipts"); and

                  WHEREAS, the parties desire that Merck contribute the Merck Receipts to the Issuer in exchange for 600,781 shares of Class B Junior Stock in the Issuer; and

                  WHEREAS, the parties desire that Merrill contribute the Merrill Receipts to the Issuer in exchange for 18,736 shares of Class B Junior Stock and 5,000 shares of Class A Senior Stock in the Issuer.

                  NOW, THEREFORE, in consideration of the premises, mutual agreements and covenants hereinafter set forth, the parties hereby agree as follows:



                                    ARTICLE I
                                   DEFINITIONS

         All capitalized terms used in this Agreement shall have the meanings provided below:

         "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

         "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such specified Person.

         "Agreement" shall have the meaning specified in the introduction hereto.

         "Amended and Restated Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Issuer, as modified and supplemented and in effect from time to time.

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         "Certificate Register" shall have the meaning provided for such term in the Trust Agreements.

         "Class A Senior Stock" means the Class A Senior Stock, par value $1,000 per share, of the Issuer with the designations, rights and preferences set forth in the Amended and Restated Certificate of Incorporation.

         "Class B Junior Stock" means the Class B Junior Stock, par value $1,000 per share, of the Issuer with the designations, rights and preferences set forth in the Amended and Restated Certificate of Incorporation.

         "Closing" means the contribution and exchange transaction in accordance with the terms and conditions of this Agreement, which shall take place on the Closing Date.

         "Closing Date" means the date specified in Section 2.03(a) hereof.

         "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "Custodial Receipt Register" shall have the meaning provided for such term in the Custody Agreements.

         "Custodian" shall have the meaning provided for such term in the Custody Agreements.

         "Custody Agreement" shall have the meaning provided for such term in the Dividend Receipt Purchase Agreement.

         "Depositor" shall have the meaning provided for such term in the Trust Agreements.

         "Dividend Certificates" shall have the meaning provided for such term in the Trust Agreements.

         "Dividend Receipt Purchase Agreement" means the Dividend Receipt Purchase Agreement dated as of August 11, 2000 between Merck and Merrill.

         "Dividend Receipts" means the Merck Receipts and the Merrill Receipts, collectively.

         "Encumbrance" means any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

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         "Governmental Authority" means any federal, state or local government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

         "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Income Receipts" shall have the meaning provided for such term in the Custody Agreements.

         "Investor Letter" shall have the meaning provided for such term in the Dividend Receipt Purchase Agreement.

         "Issuer" shall have the meaning provided for such term in the introduction hereto.

         "Law" means any federal, state or local statute, law, ordinance, regulation, rule or code.

         "Merck" shall have the meaning provided for such term in the introduction hereto.

         "Merck Receipts" shall have the meaning provided for such term in the Preamble.

         "Merrill" shall have the meaning provided for such term in the introduction hereto.

         "Merrill Receipts" shall have the meaning provided for such term in the Preamble.

         "Permitted Assigns" means, with respect to Merrill, any Affiliate of Merrill, and with respect to Merck, any Affiliate of Merck.

         "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

         "Primary Trustee" shall have the meaning provided for such term in the Dividend Receipt Purchase Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shareholder Agreement" means the shareholder agreement between Merck and Merrill, dated as of the date hereof.

         "Shares" shall have the meaning provided for such term in the Preamble.

         "Transferee Representation Letter" shall have the meaning provided for such term in the Dividend Receipt Purchase Agreement.

         "Trust Agreement" shall have the meaning provided for such term in the Dividend Receipt Purchase Agreement.

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                                   ARTICLE II
                            EXCHANGE AND CONTRIBUTION

                  SECTION 2.01. CONTRIBUTION. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, Merck shall contribute the Merck Receipts, and Merrill shall contribute the Merrill Receipts, to the capital of the Issuer.

                  SECTION 2.02. ISSUANCE OF SHARES AND PAYMENT OF CASH. In exchange for the Merck Receipts contributed to the Issuer by Merck pursuant to
Section 2.01 above, the Issuer will issue to Merck 600,781 fully paid and non-assessable shares of Class B Junior Stock, and in exchange for the Merrill Receipts contributed to the Issuer by Merrill pursuant to Section 2.01 above, the Issuer will issue to Merrill 5,000 fully paid and non-assessable shares of Class A Senior Stock and 18,736 fully paid and non-assessable shares of Class B Junior Stock.

                  SECTION 2.03. CLOSING. (a) Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 A.M. New York time, on August 11, 2000, or at such other place or at such other time or on such other date as the representatives of Merck, Merrill and the Issuer may mutually agree upon.

                  (b) At the Closing, (i) Merck and Merrill shall deliver to the Issuer duly executed instruments of transfer relating to the Merck Receipts and the Merrill Receipts respectively, and (ii) the Issuer shall deliver or cause to be delivered to Merck and Merrill (x) duly executed Investor Letters in the form of Appendix C to each of the Trust Agreements addressed to the Primary Trustee,
(y) duly executed Transferee Representation Letters in the form of Appendix D to each of the Custody Agreements addressed to the Custodian and the Depositor, and
(z) share certificates evidencing the shares of Class A Senior Stock and Class B Junior Stock to be issued pursuant to Section 2.02 in a form satisfactory to Merck and Merrill.



                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

                  As an inducement to Merck and Merrill to enter into this Agreement, the Issuer hereby represents and warrants to Merck and Merrill as follows:

                  SECTION 3.01. ORGANIZATION AND AUTHORITY OF THE ISSUER. The Issuer is a corporation, duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

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                  The execution and delivery of this Agreement by the Issuer, the performance by the Issuer of its obligations hereunder and the consummation by the Issuer of the transactions contemplated hereby, have been duly authorized by all requisite corporate action on the part of the Issuer. This Agreement has been duly executed and delivered by the Issuer and constitutes a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  SECTION 3.02. AUTHORIZED SHARES OF THE ISSUER. As of the date hereof, the Issuer has 624,626 authorized shares of capital stock, of which 5,000 are shares of Class A Senior Stock, and 619,626 are shares of Class B Junior Stock.

                  SECTION 3.03. ISSUED AND OUTSTANDING SHARES. The shares of Class A Senior Stock and Class B Junior Stock to be issued pursuant to Section
2.02 above have been duly and validly authorized and, when issued and delivered against the contribution of the Dividend Receipts as provided herein, will be duly and validly issued and fully paid and non-assessable. Upon the issuance of such shares pursuant to Section 2.02 above, there will be issued and outstanding 5,000 shares of Class A Senior Stock and 619,626 shares of Class B Junior
Stock.

                  SECTION 3.04. NO CONFLICT. The execution, delivery and performance of this Agreement by the Issuer do not and will not (a) violate, conflict with or result in the breach of the Issuer's Amended and Restated Certificate of Incorporation or the By-laws of the Issuer, (b) conflict with or violate any Law or Governmental Order applicable to the Issuer or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Issuer pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Issuer is a party or by which any of such assets or properties are bound or affected, in each case where such violation, conflict, breach or default would have a material adverse effect on the ability of the Issuer to consummate the transactions contemplated by this Agreement.

                  SECTION 3.05. ABSENCE OF LITIGATION. There is no lawsuit, action, proceeding or investigation pending or, to the Issuer's knowledge, threatened against the Issuer which purports to affect the validity, enforceability or legality of this Agreement or the consummation of the transactions contemplated hereby.

                  SECTION 3.06. SECURITIES ACT COMPLIANCE. Neither the Issuer, nor any of its Affiliates, nor any Person acting on its or their behalf has (a) offered the Shares, or solicited offers to buy the Shares, under circumstances that would require the registration of the Shares under the Securities Act or
(b) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares.

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                  SECTION 3.07. INVESTMENT PURPOSE. The Issuer is acquiring the
Dividend Receipts solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof and the Issuer acknowledges and agrees that in acquiring the Dividend Receipts in accordance with the provisions hereof, it is exercising its own independent judgment and assessment, and that it has consulted and will consult with its own legal, regulatory, tax, business, investment, financial and accounting advisors, as to the consequences of the acquisition, ownership or any subsequent reoffer or resale by it of the Dividend Receipts. The Issuer acknowledges that it understands that the Dividend Receipts shall, unless and until such time that the Dividend Receipts are registered under the Securities Act and the Investment Company Act, bear a legend stating that the Dividend Receipts have not been registered under the Securities Act and the Investment Company Act, and that the Dividend Receipts may not hereafter be transferred except (a) in the case of the Dividend Receipts issued by the Custodian, in compliance with the Securities Act and in accordance with Section 2.7(c) of the Custody Agreement, and (b) in the case of the Dividend Receipts issued by the Primary Trustee (i) to either a "qualified institutional buyer" (as defined under Rule 144A of the Securities
Act) or an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act) who executes and delivers an Investor Letter to the Primary Trustee, (ii) with the consent of the Primary Trustee, and (iii) to a "qualified purchaser" within the meaning of Section 3(c)(7) of the Investment Company Act.

                  SECTION 3.08. STATUS OF THE ISSUER. The Issuer is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and a "qualified purchaser" within the meaning of Section 3(c)(7) of the Investment Company Act.

                  SECTION 3.09. ASSETS AND LIABILITIES. Set forth on Schedule C hereto is a complete and accurate statement of all assets and liabilities of the Issuer as of June 30, 2000.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF MERCK

                  As an inducement to the Issuer and Merrill to enter into this Agreement, Merck hereby represents and warrants to the Issuer and Merrill as follows:

                  SECTION 4.01. ORGANIZATION AND AUTHORITY OF MERCK. Merck is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

                  The execution and delivery of this Agreement by Merck, the performance by Merck of its obligations hereunder and the consummation by Merck of the transactions contemplated hereby, have been duly authorized by all requisite corporate action on the part of Merck. This Agreement has been duly executed and delivered by Merck and constitutes a valid and binding obligation of Merck enforceable against Merck in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

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                  SECTION 4.02. NO CONFLICT. The execution, delivery and
performance of this Agreement by Merck do not and will not (a) violate, conflict with or result in the breach of the Restated Certificate of Incorporation or By-laws of Merck, (b) conflict with or violate any Law or Governmental Order applicable to Merck or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Merck pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Merck is a party or by which any of such assets or properties are bound or affected, in each case where such violation, conflict, breach or default would have a material adverse effect on the ability of Merck to consummate the transactions contemplated by this Agreement.

                  SECTION 4.03. ABSENCE OF LITIGATION. There is no lawsuit, action, proceeding or investigation pending or, to Merck's knowledge, threatened against Merck which purports to affect the validity, enforceability or legality of this Agreement or the consummation of the transactions contemplated hereby.

                  SECTION 4.04. COMPLIANCE WITH SECURITIES LAWS. Neither Merck, nor any of its Affiliates, nor any Person acting on its or their behalf has (a) offered the Dividend Receipts, or solicited any offers to buy the Dividend Receipts, under circumstances that would require the registration of the Dividend Receipts under the Securities Act or (b) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Dividend Receipts.

                  SECTION 4.05. INVESTMENT PURPOSE. Merck is acquiring the Shares solely for the purpose of its own account and not for the account of any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof and Merck acknowledges and agrees that in acquiring the Shares in accordance with the provisions hereof, it is exercising its own independent judgment and assessment, and that it shall consult with its own legal, regulatory, tax, business, investment, financial and accounting advisors, as to the consequences of the acquisition, ownership or any subsequent reoffer or resale by it of the Shares. Merck acknowledges that it understands that the stock certificates evidencing the Shares to be issued by it shall, unless and until such time that the Shares are registered under the Securities Act, bear a legend stating that (i) the Shares have not been registered under the Securities Act, (ii) were issued in reliance upon Merck's representation that the Shares were being acquired for investment and not for resale, (iii) will not be transferred on the books of the Issuer unless accompanied by an opinion of counsel, satisfactory to the Issuer, that such transfer may properly be made without registration under the Securities Act or that the Shares have been so registered under a registration statement which is in effect at the date of such transfer and (iv) are also subject to the restrictions on transfer contained in this Agreement and the Shareholder Agreement and no transfer of the Shares will be made on the books of the Issuer unless accompanied by evidence of compliance with the terms of this Agreement and the Shareholder Agreement.

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         SECTION 4.06. STATUS OF MERCK. Merck is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.


                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF MERRILL

                  As an inducement to the Issuer and Merck to enter into this Agreement, Merrill hereby represents and warrants to the Issuer and Merck as follows:

                  SECTION 5.01. ORGANIZATION AND AUTHORITY OF MERRILL. Merrill is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

                  The execution and delivery of this Agreement by Merrill, the performance by Merrill of its obligations hereunder and the consummation by Merrill of the transactions contemplated hereby, have been duly authorized by all requisite corporate action on the part of Merrill. This Agreement has been duly executed and delivered by Merrill and constitutes a valid and binding obligation of Merrill enforceable against Merrill in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  SECTION 5.02. NO CONFLICT. The execution, delivery and performance of this Agreement by Merrill do not and will not (a) violate, conflict with or result in the breach of the Certificate of Incorporation or By-laws of Merrill, (b) conflict with or violate any Law or Governmental Order applicable to Merrill or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Merrill pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Merrill is a party or by which any of such assets or properties are bound or affected, in each case where such violation, conflict, breach or default would have a material adverse effect on the ability of Merrill to consummate the transactions contemplated by this Agreement.

                  SECTION 5.03. ABSENCE OF LITIGATION. There is no lawsuit, action, proceeding or investigation pending or, to Merrill's knowledge, threatened against Merrill which purports to affect the validity, enforceability or legality of this Agreement or the consummation of the transactions contemplated hereby.

                  SECTION 5.04. COMPLIANCE WITH SECURITIES LAWS. Neither Merrill, nor any of its Affiliates, nor any Person acting on its or their behalf has (a) offered the Dividend Receipts, or solicited any offers to buy the Dividend Receipts, under circumstances that would require the registration of the Dividend Receipts under the Securities Act or (b) engaged in any form of



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general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Dividend Receipts.

                  SECTION 5.05. INVESTMENT PURPOSE. Merrill is acquiring the Shares solely for its own account and not for the account of any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof and Merrill acknowledges and agrees that in acquiring the Shares in accordance with the provisions hereof, it is exercising its own independent judgment and assessment, and that it shall consult with its own legal, regulatory, tax, business, investment, financial and accounting advisors, as to the consequences of the acquisition, ownership or any subsequent reoffer or resale by it of the Shares. Merrill acknowledges that it understands that the stock certificates evidencing the Shares shall, until such time that the Shares are registered under the Securities Act, bear a legend stating that the Shares
(i) have not been registered under the Securities Act, (ii) were issued in reliance upon Merrill's representation that the Shares were being acquired for investment and not for resale, (iii) will not be transferred on the books of the Issuer unless accompanied by an opinion of counsel, satisfactory to the Issuer, that such transfer may properly be made without registration under the Securities Act or that the Shares have been so registered under a registration statement which is in effect at the date of such transfer and (iv) are also subject to the restrictions on transfer contained in this Agreement and the Shareholder Agreement and no transfer of the Shares will be made on the books of the Issuer unless accompanied by evidence of compliance with the terms of this Agreement and the Shareholder Agreement.

                  SECTION 5.06. STATUS OF MERRILL. Merrill is a "qualified institutional buyer" within the meaning of Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

                  SECTION 6.01. FURTHER ACTION. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take or cause to be taken all appropriate action, do or cause to be done all things necessary, proper or advisable, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

                  SECTION 6.02. INVESTIGATION. Each of Merck and Merrill acknowledges and agrees that (i) the Issuer has furnished or given each of Merck and Merrill adequate access to all information relating to the Issuer and the Shares, including the value of the Shares, and has made available to each of Merck and Merrill an opportunity to ask questions and receive answers concerning the terms and conditions of the investment by each of Merck and Merrill in the Shares and (ii) based on the information obtained by it as provided in (i) above and such other investigation as each of Merck and Merrill has deemed adequate, each of Merck and Merrill has made its own inquiry and investigation concerning the Issuer and has, based on such information, formed an independent judgment concerning the Issuer and the Shares, including the value of the Shares.

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

                  SECTION 6.03. LEGAL, TAX AND REGULATORY TREATMENT. Each of Merck and Merrill represents and warrants to the Issuer that, in connection with the purchase of the Shares, and with respect to any information or communication received regarding the value of the Shares, it has had the opportunity to consult with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it deems necessary, and it has and will continue to make its own decisions (including, without limitation, decisions regarding the appropriateness and/or suitability of the purchase of the Shares) based upon its own judgment and upon any advice from such advisors as it deems necessary. Each of Merck and Merrill agrees that the Issuer has not made any representation, warranty or assurance as to the legal, regulatory, tax, business, investment, financial or accounting treatment or consequences regarding the purchase of and investment in the Shares, except as expressly set forth herein.



                                   ARTICLE VII
                              CONDITIONS TO CLOSING

                  SECTION 7.01. CONDITIONS TO OBLIGATIONS OF THE ISSUER. The obligations of the Issuer to consummate the transactions contemplated by this Agreement shall be subject to the conditions that (i) the representations and warranties of Merck and Merrill contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects on the Closing Date, with the same force and effect, as if made as of the Closing Date and (ii) the covenants and agreements contained in this Agreement to be complied with by Merck and Merrill, including the obligations of Merck and Merrill under Article II hereof, at or prior to the Closing shall have been complied with as of the Closing Date in all material respects.

                  SECTION 7.02. CONDITIONS TO OBLIGATIONS OF MERCK. The obligations of Merck to consummate the transactions contemplated by this Agreement shall be subject to the conditions that (i) the representations and warranties of the Issuer and Merrill contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects on the Closing Date, with the same force and effect, as if made as of the Closing Date, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Issuer and Merrill at or prior to the Closing, including the obligations of the Issuer and Merrill under Article II hereof, shall have been complied with as of the Closing Date in all material respects.

                  SECTION 7.03. CONDITIONS TO OBLIGATIONS OF MERRILL. The obligations of Merrill to consummate the transactions contemplated by this Agreement shall be subject to the conditions that (i) the representations and warranties of the Issuer and Merck contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects on the Closing Date, with the same force and effect, as if made as of the Closing Date, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Issuer and Merck, including the obligations of the Issuer and Merck under Article II hereof, at or prior to the Closing shall have been complied with as of the Closing Date in all material respects.

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                                  ARTICLE VIII
                               GENERAL PROVISIONS

                  SECTION 8.01. INDEMNIFICATION. Each party hereby agrees to indemnify each other party and its Affiliates and hold such other party and its Affiliates harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees and expenses in connection with any Action) incurred or suffered by such other party or any of its Affiliates, arising out of any misrepresentation or breach of warranty, covenant or agreement contained in this Agreement made or to be performed by the indemnifying party.

                  SECTION 8.02. EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the respective party incurring such costs and expenses, whether or not the Closing shall have occurred; provided however, that reasonable fees and disbursements of corporate counsel to Merrill shall be paid by Merck.

                  SECTION 8.03. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or by courier, as of the date received if mailed by registered or certified mail (postage prepaid, return receipt requested) or as of the date sent if sent by cable, facsimile, telegram or telex, to the respective parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified in a notice given in accordance with this Section 8.03):

                  (a)      if to the Issuer:

                  Readington Holdings, Inc.
                  P.O. Box 9011
                  Princeton, New Jersey 08543
                  Tel: (609) 282-2800
                  Fax: (609) 282-3222
                  Attention: Terry K. Glenn

                  (b)      if to Merck:

                  Merck Holdings, Inc.
                  One Rodney Square
                  920 King Street, Suite 406
                  Wilmington, Delaware 19801
                  Tel: (302) 428-1365
                  Fax: (302) 428-1368
                  Attention: James Morgan

                  (c)      if to Merrill

                  Merrill Lynch Capital Services, Inc.
                  World Financial Center
                  North Tower
                  New York, New York 10281
                  Tel: (212) 449-5341
                  Fax:  (212) 449-2724
                  Attention: Thomas Finley


                  SECTION 8.04. HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 8.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in an acceptable manner, in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  SECTION 8.06. ASSIGNMENTS, PARTIES IN INTEREST, BINDING EFFECT. This Agreement may not be assigned or delegated by any party hereto to any Person other than Permitted Assigns of such party without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be void. This Agreement, including the representations and warranties herein, shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and Permitted Assigns whether so expressed or not, and, except as expressly provided in Section 8.01, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 8.07. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.08. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                     READINGTON HOLDINGS, INC.

                                     By: /s/ Phillip Gillespie
                                     ----------------------------------
                                     Name:   Phillip Gillespie
                                     Title:  Secretary


                                     MERCK HOLDINGS, INC.

                                     By: /s/ George Podurgiel
                                     ----------------------------------
                                     Name:   George Podurgiel
                                     Title:  President


                                     MERRILL LYNCH CAPITAL SERVICES, INC.

                                     By: /s/ Thomas Finley
                                     ----------------------------------
                                     Name:   Thomas Finley
                                     Title:  Managing Director

                                   SCHEDULE A



                                 MERCK RECEIPTS


Income Receipts for dividends in respect of 158,729,010 shares issued by Merrill Lynch Institutional Money Market Fund.

Income Receipts for dividends payable in respect of 192,398,800 shares issued by Merrill Lynch Premier Institutional Money Market Fund.

Dividend Certificates relating to 129,869,190 shares of Short-Term Investments Liquid Assets Portfolio.

Dividend Certificates relating to 144,299,100 shares of Short-Term Investments Co.-Prime Assets Portfolio.

Dividend Certificates relating to 144,299,100 shares of Short-Investments Trust Treasury Portfolio.

                                   SCHEDULE B


                                MERRILL RECEIPTS


Income Receipts for dividends in respect of 6,270,990 shares issued by Merrill Lynch Institutional Money Market Fund.

Income Receipts for dividends payable in respect of 7,601,200 shares issued by Merrill Lynch Premier Institutional Money Market Fund.

Dividend Certificates relating to 5,130,810 shares of Short-Term Investments Liquid Assets Portfolio.

Dividend Certificates relating to 5,700,900 shares of Short-Term Investments Co.-Prime Assets Portfolio.

Dividend Certificates relating to 5,700,900 shares of Short-Investments Trust Treasury Portfolio.

                                   SCHEDULE C


               ASSETS AND LIABILITIES OF READINGTON HOLDINGS, INC



                                                            June 30, 2000
                                                            -------------
                                                             (unaudited)
Assets
------

Cash and cash equivalents ......................................  $200

Liabilities ....................................................     0
-----------